Sub Item 77Q1(a)



(i) Certificate of Correction to the Articles of Amendment to the Articles of Amendment and Restatement of the Articles of Incorporation of INVESCO Stock Funds, Inc. dated May 5, 2000, filed with Post-Effective Amendment No. 66 to INVESCO Stock Funds, Inc. Registration Statement on February 7, 2002 and incorporated herein by reference.

(ii) Certificate of Correction to the Articles of Amendment to the Articles of Amendment and Restatement of the Articles of Incorporation of INVESCO Stock Funds, Inc. dated May 17, 2000, filed with Post-Effective Amendment No. 66 to INVESCO Stock Funds, Inc. Registration Statement on February 7, 2002 and incorporated herein by reference.

(iii)Certificate of Correction to the Articles Supplementary to the Articles of Amendment and Restatement of the Articles of Incorporation of INVESCO Stock Funds, Inc. dated November 22, 2000, filed with Post-Effective Amendment No. 66 to INVESCO Stock Funds, Inc. Registration Statement on February 7, 2002 and incorporated herein by reference.

(iv) Certificate of Correction to the Articles of Amendment to the Articles of Incorporation of INVESCO Equity Funds, Inc. dated October 29, 1998, filed with Post-Effective Amendment No. 66 to INVESCO Stock Funds, Inc. Registration Statement on February 7, 2002 and incorporated herein by reference.

(v) Articles Supplementary to the Articles of Amendment and Restatement of the Articles of Incorporation of INVESCO Stock Funds, Inc. dated February 5, 2002, filed with Post-Effective Amendment No. 66 to INVESCO Stock Funds, Inc. Registration Statement on February 7, 2002 and incorporated herein by reference.